Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and the accompanying notes (the “Pro Forma Financial Information”) are presented to illustrate the estimated effects of the Mergers (as defined below), which were completed on September 1, 2026 (the “closing date”), pursuant to the Agreement and Plan of Merger, dated April 22, 2026 (the “merger agreement”), by and among Helix Energy Solutions Group, Inc., a Minnesota corporation (“Legacy Helix”), Odyssey Sub, Inc. (“Parent Sub”), Hercules Sub LLC (“LLC Sub”) and Hornbeck Offshore Services, Inc., a Delaware corporation (“Legacy Hornbeck”). Pursuant to the merger agreement, on the closing date, (i) Legacy Helix converted from a Minnesota corporation to a Delaware corporation (the “Conversion”); (ii) following the Conversion, Parent Sub merged with and into Legacy Hornbeck (the “First Company Merger” and the effective time of such merger, the “Effective Time”), with Legacy Hornbeck surviving the First Company Merger as a wholly owned subsidiary of Legacy Helix (Legacy Hornbeck, as the surviving corporation in the First Company Merger, the “Surviving Corporation”); and (iii) one minute after the Effective Time, the Surviving Corporation merged with and into LLC Sub (the “Second Company Merger” and, together with the First Company Merger, the “Mergers”), with LLC Sub surviving the Second Company Merger as a wholly owned subsidiary of Legacy Helix. The Mergers are accounted for as a reverse acquisition, where Legacy Hornbeck, the legal acquiree, is determined to be the accounting acquirer of Legacy Helix. Refer to Note 1. Following the Mergers, Legacy Helix changed the name of the combined company to Hornbeck Offshore Services, Inc. (the “Company”), and the Company’s common stock continues to trade on the New York Stock Exchange under the new name and ticker symbol “HOS”.

The following transactions occurred in accordance with the merger agreement at the Effective Time of the Mergers:

•	Legacy Helix and Legacy Hornbeck securityholders own approximately 45% and 55%, respectively, of the Company, on a fully diluted basis.

•

Each issued and outstanding share of Legacy Hornbeck common stock was converted into the right to receive 10.27167 shares (the “exchange ratio”) of the Company’s common stock, par value $0.00001 per share. No fractional shares of the Company’s common stock were issued; instead, stockholders became entitled to receive cash payments for the value of any fractional shares that would otherwise have been payable.

•

Outstanding Legacy Hornbeck restricted stock units (“RSUs”) and performance stock units (“PSUs”) generally vested and were settled in shares of the Company’s common stock. The number of shares underlying each award was determined by multiplying the number of shares subject to such award by the exchange ratio. PSUs were rounded up or down to the nearest whole share, while RSUs were rounded down to the nearest whole share. Certain RSUs held by non-employee directors were cash-settled. A subset of executive RSUs and PSUs granted in connection with the closing of the Mergers remain outstanding and continue to be subject to post-closing vesting requirements.

•

Each outstanding Legacy Hornbeck option became fully vested and converted into an option of the Company’s common stock, with the number of shares underlying each converted option determined by applying the exchange ratio rounded down to the nearest whole share, and the exercise price adjusted by dividing by the exchange ratio rounded up to the nearest whole cent. Certain of the converted options were exercised at closing in accordance with their terms, in exchange for shares of the Company’s common stock. The other converted options continue to be outstanding and the holders have the option to exercise such option in accordance with their terms for shares of the Company’s common stock.

•

All Legacy Hornbeck warrants (each, a “Creditor Warrant”) issued pursuant to the Creditor Warrant Agreement, dated as of September 4, 2020, as amended, were settled in shares of the Company’s common stock.

•

Each Legacy Hornbeck warrant (each, a “Jones Act Warrant”) issued pursuant to the Jones Act Warrant Agreement, dated as of September 4, 2020, as amended and restated, was assumed by the Company and became exercisable for a number of shares of the Company’s common stock adjusted to reflect the exchange ratio, with the applicable exercise price remaining unchanged.

•

Each outstanding Legacy Helix RSU and PSU became fully vested and, pursuant to the election by the Legacy Helix Board prior to the Effective Time and after consultation with the Legacy Hornbeck Board, was settled in cash based on the closing price of Legacy Helix common stock on the trading day immediately preceding the closing date. Each Legacy Helix non-employee director restricted stock award became fully vested and was settled in shares of the Company’s common stock.

The Pro Forma Financial Information has been prepared under the following assumptions:

•	The unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2026 assumes that the Mergers had occurred on June 30, 2026.

•

The unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2026 and for the year ended December 31, 2025 assume that the Alliance Disposal (as defined below) and the Mergers had occurred on January 1, 2025, the beginning of the earliest period presented.

The Pro Forma Financial Information has been compiled using, and should be read in conjunction with the following:

•

The unaudited condensed consolidated financial statements and notes of Legacy Helix as of and for the six months ended June 30, 2026 included in the Form 10-Q, filed by Legacy Helix with the Securities and Exchange Commission (the “SEC”) on August 6, 2026.

•

The audited consolidated financial statements and notes of Legacy Helix as of and for the year ended December 31, 2025, revised and reissued to reflect the presentation of discontinued operations as a result of the sale of its Shallow Water Abandonment reportable segment (the “Alliance Disposal”), which were included in the Form 8-K filed by Legacy Helix with the SEC on August 11, 2026.

•

The unaudited condensed consolidated financial statements and notes of Legacy Hornbeck as of and for the six months ended June 30, 2026, included as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 1, 2026 (the “Original 8-K”), which is being amended by the accompanying Current Report on Form 8-K/A (“Amendment No. 1”).

•

The audited consolidated financial statements and notes of Legacy Hornbeck as of and for the year ended December 31, 2025, included as Exhibit 99.1 to the Original 8-K, which is being amended by the accompanying Amendment No. 1.

The Pro Forma Financial Information is for informational purposes only and is not necessarily indicative of what the actual consolidated results of operations and financial position of the Company would have been had the Mergers taken place on the dates indicated, nor are they indicative of future consolidated results of operations or financial position of the Company. The Pro Forma Financial Information is based on the information available to management at the time of preparation and assumptions that management believes are reasonable and supportable. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the finalization of the purchase price accounting will differ from the pro forma adjustments, and it is possible the differences may be material.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2026

(in thousands)

	Legacy Hornbeck As Adjusted (Note 3)	Legacy Helix As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$95,650	$652,234	$(52,159)	(A	)	$684,499
			(11,226)	(B	)
Accounts receivable, net	167,288	204,864	—			372,152
Prepaid expenses	6,284	3,946	—			10,230
Other current assets	38,526	78,422	(21,248)	(B	)	133,825
			38,125	(C	)

Total current assets	307,748	939,466	(46,508)			1,200,706

Property, plant and equipment, net	761,472	1,232,621	(166,694)	(B	)	1,827,399
Goodwill	—	—	195,378	(B	)	195,378
Deferred recertification and dry dock costs, net	119,010	56,059	(56,059)	(B	)	119,010
Operating lease right-of-use assets	16,710	287,061	11,638	(B	)	315,409
Finance lease right-of-use assets	8,677	—	—			8,677
Other assets	10,419	54,811	(2,905)	(B	)	53,240
			(8,224)	(C	)
			(861)	(D	)

Total assets	$1,224,036	$2,570,018	$(74,235)			$3,719,819

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	89,916	124,049	—			213,965
Accrued payroll and benefits	21,520	41,632	(5,922)	(A	)	55,589
			(1,641)	(B	)
Current maturities of long-term debt, net	34,588	9,516	9,699	(B	)	53,803
Operating lease liabilities	3,509	64,794	—			68,303
Finance lease liabilities	4,819	—	—			4,819
Other current liabilities	19,436	31,126	45,850	(E	)	96,412

Total current liabilities	173,788	271,117	47,986			492,891

Long-term debt, net	416,962	294,789	3,659	(B	)	715,410
Operating lease liabilities	16,253	241,299	(6,484)	(B	)	251,068
Finance lease liabilities	4,520	—	—			4,520
Deferred tax liabilities	—	104,765	(53,655)	(C	)	51,110
Other long-term liabilities	8,350	74,392	23,175	(B	)	105,917

Total long-term liabilities	446,085	715,245	(33,305)			1,128,025

Total liabilities	619,873	986,362	14,681			1,620,916

STOCKHOLDERS’ EQUITY
Common stock	—	1,222,354	(1,222,352)	(F	)	2
Additional paid-in capital	262,227	—	1,591,253	(F	)	1,853,480
Retained earnings (loss)	341,572	408,228	(42,335)	(A	)	245,057
			14,574	(C	)
			(861)	(D	)
			(45,850)	(E	)
			(430,271)	(F	)
Accumulated other comprehensive income (loss)	364	(46,926)	46,926	(F	)	364

Total stockholders’ equity	604,163	1,583,656	(88,916)			2,098,903

Total liabilities and stockholders’ equity	$1,224,036	$2,570,018	$(74,235)			$3,719,819

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

Six Months Ended June 30, 2026

(in thousands, except per share data)

	Legacy Hornbeck As Adjusted (Note 3)	Legacy Helix As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)			Pro Forma Combined
Net revenues	$355,976	$570,726	$(460)	(AA	)	$926,242
Cost and expenses:
Operating expense	189,942	419,320	(460)	(AA	)	604,154
			(5,334)	(BB	)
			686	(CC	)
Depreciation expense	24,256	58,159	(8,135)	(DD	)	74,280
Amortization expense	28,107	19,716	(9,423)	(BB	)	38,400
General and administrative expense	38,230	38,456	1,033	(EE	)	77,719
Stock-based compensation expense	4,250	2,772	2,690	(FF	)	9,712
Merger and integration costs	12,445	8,340	—			20,785

Total cost and expenses	297,230	546,763	(18,943)			825,050

Gain on sale of assets	1,642	—	—			1,642

Operating income	60,388	23,963	18,483			102,834
Other income (expense):
Postponed offering costs	(3,617)	—	—			(3,617)
Foreign currency gain (loss)	293	4	—			297
Royalty income and other	—	1,906	—			1,906
Interest expense	(18,433)	(16,521)	3,964	(GG	)	(30,990)
Interest income	1,896	6,740	—			8,636
Other income (loss)	68	140	—			208

Total other income (expense)	(19,793)	(7,731)	3,964			(23,560)

Income (loss) before income taxes	40,595	16,232	22,447			79,274
Income tax expense (benefit)	10,356	6,209	6,536	(HH	)	23,101

Net income (loss)	$30,239	$10,023	$15,911			$56,173

Basic earnings per common share	$1.96	$0.07				$0.17
Diluted earnings per common share	$1.71	$0.06				$0.17
Weighted average common shares outstanding:
Basic	15,452	147,192				326,099
Diluted	17,683	148,002				327,991

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

Year Ended December 31, 2025

(in thousands, except per share data)

	Legacy Hornbeck As Adjusted (Note 3)	Legacy Helix As Adjusted (Note 3)	Transaction Accounting Adjustments (Note 4)			Pro Forma Combined
Net revenues	$719,830	$1,091,905	$(920)	(AA	)	$1,810,815
Costs and expenses:
Operating expense	376,291	787,148	(920)	(AA	)	1,131,760
			(31,186)	(BB	)
			427	(CC	)
Depreciation expense	41,554	116,381	(33,293)	(DD	)	124,642
Amortization expense	43,815	47,956	(35,989)	(BB	)	55,782
General and administrative expense	74,461	61,575	2,065	(EE	)	164,089
			25,988	(II	)
Stock-based compensation expense	7,723	6,504	44,137	(FF	)	58,364
Merger and integration costs	—	—	45,850	(JJ	)	45,850

Total costs and expenses	543,844	1,019,564	17,079			1,580,487

Long-lived asset impairment	—	(18,064)	—			(18,064)
Gain on sale of assets	13,222	—	—			13,222

Operating income (loss)	189,208	54,277	(17,999)			225,486
Other income (expense):
Loss on early extinguishment of debt	(67)	—	—			(67)
Foreign currency gain (loss)	(692)	(1,667)	—			(2,359)
Royalty income and other	—	1,512	—			1,512
Interest expense	(32,559)	(32,973)	2,860	(GG	)	(62,672)
Interest income	6,518	9,091	—			15,609
Other income (loss)	—	1	—			1

Total other income (expense)	(26,800)	(24,036)	2,860			(47,976)

Income (loss) before income taxes	162,408	30,241	(15,139)			177,510
Income tax expense (benefit)	(10,982)	12,305	11,818	(HH	)	13,141

Net income (loss)	$173,390	$17,936	$(26,957)			$164,369

Basic earnings per common share	$10.86	$0.12				$0.50
Diluted earnings per common share	$9.60	$0.12				$0.50
Weighted average common shares outstanding:
Basic	15,959	148,349				327,256
Diluted	18,055	148,349				329,148

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release 33-10786 “Amendments to Financial disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”), and the assumptions set forth herein. The pro forma adjustments include transaction accounting adjustments, which reflect the application of required accounting for the Mergers and other transactions contemplated by the merger agreement. Article 11 of Regulation S-X permits presentation of reasonably estimable synergies and dis-synergies that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments as the specificity of the timing and nature of such items is still under evaluation as of the date of the accompanying Amendment No. 1.

On May 1, 2026, Legacy Helix completed the sale of the Alliance Disposal, which represented a strategic shift and qualified for discontinued operations presentation. Accordingly, the results of operations of the disposed business have been classified as discontinued operations in Legacy Helix’s revised and historical financial statements. The unaudited pro forma condensed combined balance sheet has been prepared as if the Alliance Disposal occurred on June 30, 2026, and the unaudited pro forma condensed combined statements of operations have been prepared as if the Alliance Disposal occurred on January 1, 2025. The balance sheet positions and results of operations attributable to the discontinued operations have been excluded from the “Legacy Helix As Adjusted” amounts, as the disposed business was not a part of the Company as of the closing date.

All dollar figures in this section are presented in thousands, except per share information, unless otherwise stated.

Accounting for the Mergers

The Mergers are accounted for as a business combination and a reverse acquisition pursuant to Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), where Legacy Hornbeck, the legal acquiree, is determined to be the accounting acquirer of Legacy Helix based upon an evaluation of the following primary factors:

•	Legacy Helix and Legacy Hornbeck securityholders own approximately 45% and 55%, respectively, of the Company, on a fully diluted basis.

•

The Ares Investor Group, the largest pre-combination stockholder of Legacy Hornbeck, holds the largest minority voting interest of approximately 12% in the Company after the closing date, whereas Legacy Helix’s pre-combination ownership was broadly dispersed among its stockholders.

•

The Company’s board of directors consists of seven directors, four of whom were designated by Legacy Hornbeck, including the Chief Executive Officer and President of the Company, and three of whom were designated by Legacy Helix.

•

Legacy Hornbeck’s senior management team comprises the majority of the senior management of the Company, including the Chief Executive Officer and President, Chief Financial Officer, General Counsel, and Chief Operating Officer – Marine Transportation and Specialty; and

•	The Company operates under the name Hornbeck Offshore Services, Inc., and the ticker symbol of the Company is “HOS.”

Under the reverse acquisition method of accounting, the Company recognized the assets and liabilities of Legacy Helix as of the closing date at their respective fair values, and the excess of the purchase price consideration over the fair value of Legacy Helix’s net assets was recognized as goodwill. Fair value is defined in Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Preliminary purchase price consideration

The stock price of Legacy Helix, as an accounting acquiree, is used to measure the consideration transferred in this reverse acquisition, as Legacy Helix’s stock price is more reliably measurable than the value of the equity interest of Legacy Hornbeck, which is a privately held entity. The following table presents the calculation of preliminary purchase price consideration (in thousands, except stock price):

Legacy Helix shares issued and outstanding as of the closing date	147,382
Remove Legacy Helix director restricted stock	(127)

Legacy Helix shares issued and outstanding	147,255
Legacy Helix stock price on the closing date	$10.60

Total share consideration (1)	$1,560,906
Acquisition date fair value attributable to:
Legacy Helix PSUs	$7,711
Legacy Helix RSUs	3,515
Legacy Helix director restricted stock	982

Total share based award consideration	12,208

Total preliminary purchase price consideration	$1,573,114

(1)	Amounts presented in thousands may not recalculate due to rounding of shares and consideration.

The purchase price consideration applied in the Pro Forma Financial Information is preliminary and subject to finalization of the Company’s purchase price accounting analysis.

Preliminary purchase price allocation

The allocation of the preliminary purchase price consideration, including any related tax effects, is preliminary and pending finalization of various estimates, inputs and analyses used in the valuation assessment of the specifically identifiable tangible and intangible assets acquired. This preliminary determination is subject to further assessment and adjustments pending additional information sharing between the parties, more detailed third-party appraisals, and other potential adjustments.

The preliminary allocation of the purchase price consideration is as follows (in thousands):

Estimated Fair Value
Cash and cash equivalents	$641,008
Accounts receivable, net	204,864
Prepaid expenses	3,946
Other current assets	80,725
Property, plant and equipment, net	1,065,927
Operating lease right-of-use assets	298,699
Other assets	51,906

Total assets acquired	2,347,075
Accounts payable	124,049
Accrued payroll and benefits	39,991
Current maturities of long-term debt, net	19,215
Operating lease liabilities	64,794
Other current liabilities	31,126
Long-term debt, net	298,448
Operating lease liabilities	234,815
Deferred tax liabilities	59,334
Other long-term liabilities	97,567

Total liabilities assumed	969,339

Net assets acquired	1,377,736
Goodwill	195,378

Total preliminary purchase price allocation	$1,573,114

2.	Accounting Policies

Management is in the process of performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when confirmed, could have a material impact on the combined financial statements of the Company. Based on an initial analysis, management did not identify differences that would have a material impact on the Pro Forma Financial Information, except for the presentation reclassifications further discussed in Note 3.

3.	Reclassification

Balance Sheets as of June 30, 2026

The table below summarizes reclassifications made to Legacy Hornbeck’s historical balance sheet to conform to the presentation that will be adopted for the Company as of June 30, 2026 (in thousands):

Financial Statement Line Item	Historical Legacy Hornbeck Presentation	Legacy Hornbeck As Adjusted
Taxes receivable	$22,061	$—
Other current assets	16,465	38,526

Total	38,526	38,526

Deferred charges, net	121,148	—
Deferred tax assets, net	8,224	—
Deferred recertification and dry dock costs, net	—	119,010
Other assets	57	10,419

Total	129,429	129,429

Accrued interest	3,478	—
Accrued taxes payable	8,521	—
Deferred revenue	2,744	—
Other current liabilities	4,693	19,436

Total	$19,436	$19,436

The table below summarizes reclassifications made to Legacy Helix’s historical balance sheet to conform to the presentation that will be adopted for the Company as of June 30, 2026 (in thousands):

Financial Statement Line Item	Historical Legacy Helix Presentation	Legacy Helix As Adjusted
Other current assets	$82,368	$78,422
Prepaid expenses	—	3,946

Total	82,368	82,368

Accrued liabilities	72,758	—
Accrued payroll and benefits	—	41,632
Other current liabilities	—	31,126

Total	72,758	72,758

Statements of Operations for the Six Months Ended June 30, 2026

The table below summarizes reclassifications made to Legacy Hornbeck’s historical statements of operations to conform to the presentation that will be adopted for the Company for the six months ended June 30, 2026 (in thousands):

Financial Statement Line Item	Historical Legacy Hornbeck Presentation	Legacy Hornbeck As Adjusted
Vessel revenues	$331,394	$—
Non-vessel revenues	24,582	—
Net revenues	—	355,976

Total	$355,976	$355,976

The table below summarizes reclassifications made to Legacy Helix’s historical statement of operations to conform to the presentation that will be adopted for the Company for the six months ended June 30, 2026 (in thousands):

Financial Statement Line Item	Historical Legacy Helix Presentation	Legacy Helix As Adjusted
Cost of sales	$496,849	$—
General and administrative expense	41,574	38,456
Transaction related costs	8,340	—
Operating expense	—	419,320
Depreciation expense	—	58,159
Amortization expense	—	19,716
Stock-based compensation expense	—	2,772
Merger and integration costs	—	8,340

Total	546,763	546,763

Net interest expense	(9,781)	—
Interest expense	—	(16,521)
Interest income	—	6,740

Total	(9,781)	(9,781)

Other income	144	140
Foreign currency gain	—	4

Total	$144	$144

Statements of Operations for the Year Ended December 31, 2025

The table below summarizes reclassifications made to Legacy Hornbeck’s historical statement of operations to conform to the presentation that will be adopted for the Company for the year ended December 31, 2025 (in thousands):

Financial Statement Line Item	Historical Legacy Hornbeck Presentation	Legacy Hornbeck As Adjusted
Vessel revenues	$669,004	$—
Non-vessel revenues	50,826	—
Net revenues	—	719,830

Total	$719,830	$719,830

The table below summarizes reclassifications made to Legacy Helix’s historical statement of operations to conform to the presentation that will be adopted for the Company for the year ended December 31, 2025 (in thousands):

Financial Statement Line Item	Historical Legacy Helix Presentation	Legacy Helix As Adjusted
Cost of sales	$950,699	$—
General and administrative expense	68,865	61,575
Operating expense	—	787,148
Depreciation expense	—	116,381
Amortization expense	—	47,956
Stock-based compensation expense	—	6,504

Total	1,019,564	1,019,564

Net interest expense	(23,882)	—
Interest expense	—	(32,973)
Interest income	—	9,091

Total	(23,882)	(23,882)

Other income (loss)	(1,666)	1
Foreign currency loss	—	(1,667)

Total	$(1,666)	$(1,666)

4.	Transaction Accounting Adjustments

Explanations of the adjustments to the unaudited condensed combined pro forma financial statements are as follows:

Unaudited Pro Forma Condensed Combined Balance Sheet

(A)

Represents the cash payment at closing and settlement of historical accruals related to the long-term cash-based incentive compensation programs at both Legacy Helix and Legacy Hornbeck, Legacy Helix RSUs and PSUs, certain Legacy Hornbeck RSUs held by non-employee directors, Legacy Helix executive severance, and retention bonuses in connection with the Mergers.

(B)

Represents preliminary fair value adjustments to Legacy Helix’s historical financial position, including Property, plant and equipment, net; U.S. Maritime Administration (“MARAD”) Debt; Senior Notes due 2029; Operating lease right-of-use assets; asset retirement obligations; oil and gas reserves; and Goodwill, as well as the write-off of certain balances, including unamortized debt issuance costs, RSU liabilities and prepaid or deferred amounts without future benefit to the Company, in connection with the application of the acquisition method of accounting and the preliminary purchase price allocation described in Note 1. Further, the adjustment reflects the cash settlement of Legacy Helix RSU and PSU awards for the portion of such settlement attributed to the purchase price and the establishment of accrued liabilities for special bonuses related to Legacy Helix executives.

(C)

Represents the pro forma adjustments to income tax related accounts on the balance sheet as a result of the Mergers. The net decrease in Deferred tax liabilities is primarily driven by the tax effect from the fair value adjustments resulting from the preliminary purchase price allocation discussed in Note (B). The tax impact of the transaction and compensation costs payable at closing are recorded to the tax receivables included in Other current assets.

(D)

Reflects the removal of the remaining unamortized deferred financing costs associated with Legacy Helix’s asset-based lending (“ABL”) Credit Facility, which is terminated in connection with the Mergers.

(E)	Represents the accrual of additional transaction costs directly attributable to the Mergers that are expected to be incurred by Legacy Hornbeck subsequent to June 30, 2026.

(F)	Additional transaction accounting adjustments in the stockholders’ equity represent the following:

(in thousands)	Removal of Legacy Helix Historical Equity (1)	Legacy Hornbeck Stock-based Compensation Accelerated Vesting (2)	Fair value of preliminary purchase price consideration (3)	Total Adjustments
Common stock	$(1,222,354)	$—	$2	$(1,222,352)
Additional paid-in capital	—	18,141	1,573,112	1,591,253
Retained earnings (loss)	(408,228)	(22,043)	—	(430,271)
Accumulated other comprehensive income (loss)	46,926	—	—	46,926

Total stockholders’ equity	$(1,583,656)	$(3,902)	$1,573,114	$(14,444)

(1)	To remove the historical equity of Legacy Helix, the accounting acquiree, as a result of the reverse acquisition.
(2)

To record the accelerated vesting of Legacy Hornbeck’s stock-based compensation that was settled in shares as well as the recognition of incremental expense related to cash settlement RSUs held by non-employee directors.

(3)

To recognize the fair value of the preliminary purchase price consideration paid in the reverse acquisition of Legacy Helix. Refer to Note 1 for the components of the preliminary purchase price consideration.

Unaudited Pro Forma Condensed Combined Statements of Operations

(AA) Represents the elimination of Net revenues and Operating expense from the transactions between Legacy Hornbeck and Legacy Helix as if the entities had been consolidated affiliates.

(BB) Reflects the removal of amortization for dry docking costs and amortization of deferred mobilization costs associated with capitalizable balances as of January 1, 2025 as such costs were written off in connection with the application of the acquisition method of accounting and the preliminary purchase price allocation described in Note 1. Any remaining amortization relates solely to capitalizable costs incurred after January 1, 2025.

(CC) Reflects the increase in lease expense resulting from the application of preliminary purchase price accounting and alignment with accounting acquirer’s accounting policies.

(DD) Reflects the decrease to Depreciation expense based on the preliminary fair value adjustment and the estimated weighted average useful lives of the acquired Property, plant and equipment, net.

(EE) Reflects the recognition of employee compensation expense associated with cash-based retention and continuity awards granted in connection with the Mergers. The awards have an aggregate value of approximately $4.1 million and are subject to the occurrence of a service condition of two years after the grant date on May 18, 2026. For pro forma purposes, the associated compensation cost is recognized ratably over the requisite service period of two years, resulting in estimated compensation expense of $1.0 million and $2.0 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

(FF) Reflects the accelerated vesting and settlement of RSUs, PSUs, Legacy Helix director restricted stock and certain option awards of Legacy Hornbeck in connection with the consummation of the Mergers.

(GG) Reflects (1) the removal of the historical amortization of deferred financing costs associated with Legacy Helix’s ABL Credit Facility, which is terminated in connection with the Mergers; (2) the removal of historical amortization of deferred financing costs related to the Legacy Helix’s MARAD debt and Senior Notes due 2029 which are assumed by the Company with remaining unamortized deferred financing costs written-off, in connection with the application of the acquisition method of accounting and the preliminary purchase price allocation described in Note 1; and (3) the amortization of the premium related to the MARAD debt and Senior Notes due 2029.

(HH) Represents the pro forma income tax effect of the adjustments related to the Mergers calculated by applying an estimated 26% overall global effective tax rate for the Company, adjusted for permanent non-deductible transaction and compensation differences, where applicable. Management believes this approach provides a reasonable basis for the pro forma income tax adjustments; however, the effective tax rate of the Company could be significantly different depending on the mix of activities. This preliminary estimate is subject to further assessment and adjustments as additional information becomes available.

(II) Reflects the recognition of compensation expense associated with the settlement of long-term incentive programs at both Legacy Helix and Legacy Hornbeck, executive severance payments of Legacy Helix, as well as retention bonuses in connection with the Mergers.

(JJ) Represents the estimated transaction costs of $45.9 million to be incurred by Legacy Hornbeck subsequent to June 30, 2026, primarily consisting of investment banking, legal, and accounting advisory fees directly attributable to the Mergers. These transaction costs are nonrecurring and will not affect the Company’s statements of operations beyond twelve months after the closing of the Mergers. Transaction costs of $12.4 million are included in the historical statements of operations of Legacy Hornbeck for the six months ended June 30, 2026. Legacy Hornbeck incurred minimal transaction costs for the year ended December 31, 2025. Transaction costs of $8.3 million related to the Mergers are included in the historical statements of operations of Legacy Helix for the six months ended June 30, 2026. Legacy Helix did not incur transaction costs for the year ended December 31, 2025.

5.	Earnings per Share

As the unaudited pro forma condensed combined statements of operations assumes that the Mergers had occurred on January 1, 2025, the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the Mergers have been outstanding for the entirety of the periods presented. Diluted earnings per share assumes (i) converted options that remain eligible for exercise post-close remain outstanding and (ii) performance stock units are achieved at target.

The table below presents the components of the pro forma earnings per share calculation (in thousands):

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Pro forma net income	$56,173	$164,369

Basic shares:
Legacy Helix historical weighted average shares outstanding	147,192	148,349
Shares issued due to the vesting of Legacy Helix non-employee director restricted stock units	127	127
Shares issued in exchange for Legacy Hornbeck shares outstanding	54,142	54,142
Shares issued in exchange for certain Legacy Hornbeck Creditor Warrants(1)	11,289	11,289
Shares issued due to the vesting of Legacy Hornbeck share-based compensation awards	9,712	9,712
Conversion of Legacy Hornbeck Jones Act Warrants into the Company Jones Act Warrants	103,637	103,637

Pro forma weighted average common shares outstanding, basic	326,099	327,256

Diluted shares:
Pro forma weighted average shares outstanding, basic	326,099	327,256
Dilutive impact due to options	178	178
Dilutive impact due to restricted stock units and performance stock units	1,714	1,714

Pro forma weighted average common shares outstanding, diluted	327,991	329,148

Earnings per share, basic	$0.17	$0.50
Earnings per share, diluted	$0.17	$0.50

(1)

The Creditor Warrant conversion utilizes the average closing price per share of Legacy Helix’s common stock over the ten trading days immediately preceding the second business day prior to the closing date.